Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Nephros Receives FDA 510(k) Clearance for HDF Assist Module

The First and Only FDA-Cleared Device Available in the United States to Provide Hemodiafiltration

Therapy to Dialysis Patients

SOUTH ORANGE, NJ, May 17, 2022 – Nephros, Inc. (Nasdaq: NEPH), a leading water technology company providing filtration and pathogen detection solutions to the medical and commercial markets, today announced that it has received FDA 510(k) clearance for its patented, second-generation HDF Assist Module. The HDF Assist Module is the first and only device in the United States cleared to provide hemodiafiltration (HDF) therapy to patients with End-Stage Renal Disease (ESRD).

“Receiving 510(k) clearance is truly a milestone moment for Nephros and Specialty Renal Products (SRP), our majority-owned subsidiary. Nephros was founded with the goal of providing solutions for patients with ESRD, and today is a big step forward in the process,” said Andy Astor, President and Chief Executive Officer of both Nephros and SRP. “The receipt of FDA clearance for our HDF Assist Module enables us to provide ESRD patients with a new therapeutic option.”

“Our HDF Assist Module is an innovation that offers practitioners the opportunity to use an existing hemodialysis (HD) machine to provide HDF therapy without the purchase of a new, costly machine,” continued Mr. Astor. “SRP’s Director of Commercial Operations, David Lee, an engineer and dialysis nurse with many years of clinical operations responsibility, will lead our initial focus on piloting the HDF Assist Module within select dialysis clinics.”

“Our first goal in any given dialysis clinic will be to support the development of internal procedures for operation of the HDF Assist Module, and the training of personnel to seamlessly execute those procedures,” said Mr. Lee. “Once the procedures are established and tested within the select clinics, we will then be able to work with additional clinics to roll out HDF as a therapeutic option for more dialysis patients.”

About Nephros

Nephros, Inc. is a company committed to improving the human relationship with water through leading, accessible technology. We provide innovative filtration and pathogen detection as part of an integrated approach to water safety that combines science, solutions, and support services. Nephros products serve the needs of customers within the healthcare and commercial markets, offering both proactive and emergency responses for water management.

For more information about Nephros, please visit nephros.com.

About Specialty Renal Products

Specialty Renal Products, Inc. (SRP) is a development-stage company focused on the advancement of hemodiafiltration (HDF) technology for patients with End-Stage Renal Disease (ESRD). SRP is committed to commercializing the second-generation Nephros HDF Assist Module to enable hemodialysis machines to also provide hemodiafiltration therapy.

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Nephros, Inc. 380 Lackawanna Place South Orange NJ 07079 Call: 201 343 5202 nephros.com

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the anticipated market acceptance of the HDF Assist Module, Nephros’ and SRP’s ability to commercialize the HDF Assist Module, and other statements that are not historical facts, including statements that may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including Nephros’ and SRP’s ability to achieve market acceptance of the HDF Assist Module, SRP’s lack of experience in commercializing technologies, the impact of the ongoing COVID-19 pandemic, uncertainty in clinical outcomes, changes in business, economic and competitive conditions, the availability of capital when needed, dependence on third-party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros’ reports filed with the U.S. Securities and Exchange Commission. Nephros does not undertake any responsibility to update the forward-looking statements in this release.

Investor Relations Contacts:

Kirin Smith, President

PCG Advisory, Inc.

(646) 823-8656

ksmith@pcgadvisory.com

Andy Astor, CEO

Nephros, Inc.

(201) 345-0824

andy.astor@nephros.com

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